Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement dated January 1, 2025 (the “Amendment”) is entered into and effective as of January 1, 2026 (the “Effective Date”), by and among SolarEdge Technologies Ltd., (the “Company”) and Daniel Huber, I.D. Number _________ (the “Employee”) (Company and the Employee shall each be referred hereto as a “Party”, and collectively, as the “Parties”).

WHEREAS the Parties have agreed to add certain terms to the Employment Agreement, all in accordance with and subject to the terms set forth in this Amendment;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	It is hereby agreed that after Section5(c), the following section shall be added to the Employment Agreement as “Section (d)”:

“(d) In the event that any termination of employment pursuant to the employment agreement occurs within twelve months following a Change of Control (as defined below) and is either: (i) by SolarEdge Technologies Inc. (“SolarEdge”) or the Company without Cause (as defined below) or (ii) by Employee for Justifiable Reason (as defined below), Employee will be entitled to receive full acceleration of any unvested equity awards (including shares, restricted stock, restricted stock units and/or stock options, as applicable), granted from January 1, 2026 and after the date hereof and held at the time of such termination. For purposes of this Section 5, “Change of Control” shall mean the occurrence of any of the following: (i) a merger or consolidation of SolarEdge or the Company, in which the stockholders of SolarEdge or the Company (as applicable) do not control fifty percent (50%) or more of the total voting power of the surviving entity (other than a mere reincorporation merger); or (ii) the sale, transfer or other  dismissal of SolarEdge’s or the Company’s assets in liquidation or dissolution of SolarEdge or the Company or otherwise; or (iii) the sale or transfer of more than fifty percent (50%) of the outstanding voting stock of SolarEdge or the Company (excluding a transaction effected primarily for capital raising purposes). Also for purposes of this Section 5, “Justifiable Reason” shall mean any of the following: (a) any material change in any of the Salary and/or benefits set forth in this Agreement which was not approved by the Employee other than a decrease in Salary to all of the Company’s and/or SolarEdge’s management; (b) demand that the Employee will relocate; or (c) any material demotion in title, position, management duties, or responsibilities.” The term “Cause” shall mean (a) Employee’s conviction of a crime of moral turpitude, (b) a material breach of the Employee’s fiduciary duties towards the Company or its parent company, including theft, embezzlement, or self-dealing, (c) engagement in competing activities, or a material breach of the Employee’s confidentiality and non-disclosure obligations towards the Company or its parent company; (d) a material breach of this Agreement by the Employee which is not cured (if curable) within seven (7) days after receipt of written notice thereof; or (e) any other circumstances under which severance pay (or part of them) may be denied from the Employee upon termination of employment under the applicable Israeli law.

2.
Except as specifically modified under this Amendment, the provisions, terms, conditions, and definitions in the Employment Agreement shall remain in full force and effect and shall apply to this Amendment.

3.	This Amendment shall be deemed an integral part of the Employment Agreement as of the Effective Date.

4.
This Amendment shall be in lieu of the notification regarding change in employment terms that is required under the Notice to Employee and Job Candidate Law (Employment Conditions and Candidate Screening and Selection), 5762- 2002.

SolarEdge Technologies   |   www.solaredge.com

In witness thereof, the Parties have signed this Amendment:

Company		Employee

Signature:	/s/ Shuki Nir	Signature:	/s/ Daniel Huber
Name:	Shuki Nir	Name:	Daniel Huber
Title:	CEO	Title:	CRO

SolarEdge Technologies   |   www.solaredge.com